Exhibit 23.1

               CONSENT OF BEARD MILLER COMPANY LLP

     We hereby consent to the incorporation by reference in the Registration Statements (Form S-3, File No. 333-45878, Forms S-8, File
No. 333-45874, File No. 333-37452, File No. 333-37438, File No. 333-81509
and File No. 333-81511) of our report, dated February 7, 2001, relating to the consolidated financial statements of First Leesport Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.



                                  /s/ BEARD MILLER COMPANY LLP





Reading, Pennsylvania
March 23, 2001